

<ARTICLE> 9
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                          15,388
<INT-BEARING-DEPOSITS>                           9,919
<FED-FUNDS-SOLD>                                12,666
<TRADING-ASSETS>                                 7,140
<INVESTMENTS-HELD-FOR-SALE>                     45,262
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        176,419
<ALLOWANCE>                                      3,090
<TOTAL-ASSETS>                                 283,373
<DEPOSITS>                                     164,130
<SHORT-TERM>                                    43,783
<LIABILITIES-OTHER>                             10,438
<LONG-TERM>                                     42,641<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        190
<COMMON>                                            12
<OTHER-SE>                                      19,030<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 283,373
<INTEREST-LOAN>                                 11,265
<INTEREST-INVEST>                                2,491
<INTEREST-OTHER>                                 1,148
<INTEREST-TOTAL>                                14,904
<INTEREST-DEPOSIT>                               4,495
<INTEREST-EXPENSE>                               8,282
<INTEREST-INCOME-NET>                            6,622
<LOAN-LOSSES>                                    1,891
<SECURITIES-GAINS>                               (383)<F3>
<EXPENSE-OTHER>                                  8,761
<INCOME-PRETAX>                                  (187)
<INCOME-PRE-EXTRAORDINARY>                           1
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         1
<EPS-BASIC>                                     (0.01)
<EPS-DILUTED>                                   (0.01)
<YIELD-ACTUAL>                                    3.74
<LOANS-NON>                                      2,026
<LOANS-PAST>                                         0<F4>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 2,983
<CHARGE-OFFS>                                      388
<RECOVERIES>                                        69
<ALLOWANCE-CLOSE>                                3,090
<ALLOWANCE-DOMESTIC>                             2,401<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                            689<F5>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
     Subordinated Debt of $2.489 billion is included in long-term debt for the period ended September 30, 2000.
<F2> Treasury stock of $1.145 billion for the period ended September 30, 2000 is included as a reduction of stockholders' equity.
<F3> Investment securities gains do not include the Corporation's equity gains, which totaled $234 million for the period ended September 30, 2000.
<F4> For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.
<F5> The Corporation is not required to present separate data related to foreign activities. Foreign is included in domestic total.

